Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146562) of Perfect World Co., Ltd. of our report dated June 19, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China
June 19, 2009